Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Executive Vice President and Chief Financial Officer (919) 862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications (919) 862-1000

SALIX PHARMACEUTICALS REPORTS CONCURRENCE WITH FDA ON

CONTENT AND FORMAT OF THE PENDING RIFAXIMIN NDA IN THE

TREATMENT OF NON-CONSTIPATION IRRITABLE BOWEL SYNDROME

Previously-Agreed Upon Endpoints for Phase 3 Trials

TARGET 1 and TARGET 2 Confirmed

NDA Submission Continues to be on Track for First Half 2010

RALEIGH, NC December 10, 2009 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today reported that the Company held a pre-NDA meeting on December 8, 2009 with the FDA to discuss the Company’s proposed new drug application (NDA) for rifaximin in the treatment of patients with non-constipation irritable bowel syndrome (non-C IBS). The purpose of the meeting was to discuss the completion of the Company’s non-C IBS Development Program, the results of two Phase 3 trials, TARGET 1 and TARGET 2, and to reach agreement on the content and format of the Company’s pending NDA.

“We are pleased with the results of our discussions with the FDA regarding our completed Phase 3 trials and our proposed NDA for rifaximin in the treatment of non-C IBS,” stated Bill Forbes, Pharm.D., Senior Vice President Research and Development and Chief Development Officer, Salix. “During our meeting, we were able to review the prior agreements reached with the Gastrointestinal Division. As expected, the agreements, including the protocol-specified primary and key secondary endpoints used in TARGET 1 and TARGET 2 as the basis of the review for marketing approval of rifaximin in non-C IBS, were confirmed. It has been known that the FDA’s Division of Gastroenterology Products (DGP), along with assistance from the Study Endpoint and Labeling

Development (SEALD) Team, have been developing a new guidance for the use of endpoints in IBS clinical trials. The Phase 3 trials were designed, in consultation with the Division, to investigate the utility of rifaximin in non-C IBS by assessing adequate relief of IBS symptoms, adequate relief of IBS-related bloating and other endpoints such as abdominal pain and stool consistency. We are pleased that a clear regulatory pathway for the review and potential approval of rifaximin in non-C IBS has been provided. We continue to target submission of the NDA during the first half of 2010.”

About TARGET 1 and TARGET 2

TARGET 1 and TARGET 2 (T-Targeted, non-systemic; A-Antibiotic; R-Rifaximin; G-Gut-selective; E-Evaluation of; T-Treatment for non-C IBS) were designed to assess the clinical efficacy and safety of a 550 mg TID dosing regimen of rifaximin (1650 mg/day) compared with placebo in a broad population comprised of males and females 18 years of age and older who have been diagnosed with non-constipation IBS, e.g., diarrhea-predominant IBS or alternating IBS. The primary efficacy endpoint of TARGET 1 and TARGET 2 is the proportion of subjects who achieve adequate relief of IBS symptoms for at least 2 weeks during the first 4 weeks of the 10-week follow-up phase. The two 600-subject trials were conducted simultaneously in approximately 180 study centers throughout the United States and Canada. Subjects received rifaximin or placebo (1:1 randomization) for 14 days and then were followed for 10 weeks for study duration of 12 weeks.

About IBS

Among one of the most common chronic conditions, irritable bowel syndrome (IBS) affects approximately 15% of adults in the United States. IBS includes altered bowel habits with abdominal pain and discomfort. Among other contributors, recent science has shown that alterations in gut flora / bacteria have been identified as a potentially important contributor to the pathophysiology of IBS. Small intestinal bacterial overgrowth, a condition associated with excessive numbers of bacteria in the small intestine, may underlie some of the gastrointestinal symptoms associated with IBS. The Company now estimates the U.S. commercial opportunity represented by the non-constipation IBS market to be approximately $7 billion in peak year.

About XIFAXAN® (rifaximin)

Rifaximin is a gut-selective antibiotic with negligible systemic absorption (<0.4%) and broad-spectrum activity in vitro against both gram-positive and gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the United States under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN (rifaximin) is a gut–selective antibiotic with negligible systemic absorption (<0.4%) and broad–spectrum activity in vitro against both gram–positive and gram–negative pathogens. Rifaximin has a similar tolerability profile to that of placebo and has activity against the most common TD pathogens. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (versus 19.7%), headache 9.7% (versus 9.2%), abdominal pain 7.2% (versus 10.1%) and rectal tenesmus 7.2% (versus 8.8%).

Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLVTM ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, on Salix products, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

For more information, please visit our Web site at Uwww.salix.comU or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictable nature of the duration and results of regulatory review of new drug applications; market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.